EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-48901), pertaining to the MSC Industrial Direct 401(k) Plan,
(2)	Registration Statement (Form S-8 No. 333-70293), pertaining to the Associate Stock Purchase Plan,
(3)	Registration Statement (Form S-8 No. 333-130899 and Form S-8 No. 333-164362), pertaining to the 2005 Omnibus Incentive Plan,
(4)	Registration Statement (Form S-8 No. 333-156850 and Form S-8 No. 333-201523), pertaining to the MSC Industrial Direct Co., Inc. Amended and Restated Associate Stock Purchase Plan,
(5)	Registration Statement (Form S-8 No. 333-201522), pertaining to the 2015 Omnibus Incentive Plan,
(6)	Registration Statement (Form S-8 No. 333-252474), pertaining to the Associate Stock Purchase Plan, and
(7)	Registration Statement (Form S-8 No. 333-271108), pertaining to the 2023 Omnibus Incentive Plan;

of our reports dated October 23, 2025, with respect to the consolidated financial statements and schedule of MSC Industrial Direct Co., Inc., and the effectiveness of internal control over financial reporting of MSC Industrial Direct Co., Inc. included in this Annual Report (Form 10-K) of MSC Industrial Direct Co., Inc. for the year ended August 30, 2025.

/s/ Ernst & Young LLP

Jericho, New York
October 23, 2025